UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

October 21, 2005

Date of Report (Date of earliest event reported)

HORIZON HEALTH CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-13626	75-2293354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 WATERS RIDGE DRIVE

LEWISVILLE, TEXAS 75057-6011

(Address of principal executive offices and zip code)

(972) 420-8200

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS

Donald E. Steen advised the Board of Directors of the Company on October 21, 2005 that he would be retiring from the Board of Directors at the end of his current term of office, which ends at the Annual Meeting of the Shareholders to be held in January 2006. As a result he will not be standing for re-election at that meeting.

(REMAINDER OF PAGE LEFT BLANK INTENTIONALLY)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HORIZON HEALTH CORPORATION

Date: November 1, 2005	By:	/s/ David K. Meyercord
David K. Meyercord
Executive Vice President - Administration and General Counsel